UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
----------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2006

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

BERMUDA	001-14669	74-2692550
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

CLARENDON HOUSE
CHURCH STREET
HAMILTON, BERMUDA
(Business address of registrant)

ONE HELEN OF TROY PLAZA
EL PASO, TEXAS 79912
(United States mailing address of registrant)
Registrant's telephone number, including area code: (915) 225-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On March 1, 2006, Helen of Troy Limited issued a press release announcing the events described below. A copy of this press release is attached hereto as Exhibit 99.1:

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 24, 2006, the Compensation Committee of the Board of Directors of Helen of Troy Limited (the "Company") approved the immediate acceleration of vesting on unvested and "out-of-the money" stock options previously awarded to officers and employees with option exercise prices greater than $19.65. The affected options held by officers and employees had a range of exercise prices between $20.35 and $33.88, with a weighted average exercise price of $24.79. Vesting of options exercisable for a total of 285,217 shares was accelerated. The closing price per share of the Company's common stock on February 24, 2006 was $19.65. Except for the vesting change, all affected stock options will continue to be governed by their respective original terms and conditions. The accelerated options represent approximately 4.1% of the total of all outstanding Company options.

Of the total number of shares subject to accelerated options, no options held by executive officers of the Company were accelerated other than the unvested options to purchase an aggregate of 46,412 shares of common stock. Additionally, no unvested options held by members of the Board of Directors were accelerated. The table below presents information concerning the affected option awards and option holders.

			Number	Range of
			of Shares	Exercise
Name	Position	Grant Dates	Accelerated	Prices

Thomas J. Benson	Senior VP, CFO	8/22/2003	42,662	$21.21
Vincent D. Carson	Senior VP, General Counsel	12/1/2003	3,750	$23.38
All other officers and employees	Various	7/15/2003 to 9/29/2005	238,805	$20.35 - $33.88
			285,217

The Company is taking this action in order to reduce the future compensation expense associated with unvested stock options following the adoption of Statement of Financial Accounting Standards No. 123, Share Based Payment (revised 2004) (“SFAS 123R”). The Company will be required to apply the expense recognition provisions of SFAS 123R beginning in the first quarter of fiscal 2007. As a result of the acceleration, the Company estimates that it will reduce the stock option related compensation expense it otherwise would be required to record in connection with the accelerated options by approximately $1.6 million on a pre-tax basis over the original option vesting periods.

ITEM 8.01. OTHER EVENTS:

As further described in the accompanying press release, the Board of Directors of a subsidiary of the Company approved the repatriation, pursuant to the American Jobs Creation Act of 2004, of $48.5 million in foreign earnings. As a result, management expects to incur a one-time tax charge estimated to be approximately $2.8 million in the fourth quarter ending February 28, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS:

(d) EXHIBITS

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated March 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 1, 2006	By:	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 1, 2006

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